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                                                                     Exhibit 8.2

                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                December 18, 2003


Documentum, Inc.
6801 Koll Center Parkway
Pleasanton, CA  94566-7047

Ladies and Gentlemen:

     We have acted as counsel to Documentum, Inc., a Delaware corporation ("Documentum"), in connection with (i) the preparation and execution of the Agreement and Plan of Merger (the "Agreement") dated as of October 13, 2003, by and among Documentum, EMC Corporation, a Massachusetts corporation ("EMC"), and Elite Merger Corporation, a Delaware corporation and a newly-formed, wholly-owned subsidiary of EMC ("Merger Sub"), pursuant to which Merger Sub shall be merged with and into the Documentum, the separate corporate existence of Merger Sub shall cease and Documentum shall continue as the surviving corporation (the "Initial Merger"); and (ii) the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement") of EMC, which includes the Prospectus relating to the Initial Merger (the "Prospectus"). We understand that EMC intends to merge Documentum with and into EMC pursuant to an integrated plan as soon as practicable following the Closing of the Initial Merger (the "Subsequent Merger"). For purposes of this opinion, the "Merger" shall mean the Initial Merger or, in the event the Subsequent Merger occurs as part of the same integrated plan, the Initial Merger and the Subsequent Merger taken together. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

     You have requested our opinion regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. In delivering this opinion, we have reviewed and are relying upon the truth and accuracy at all relevant times (without any independent investigation or examination thereof) of the Agreement, tax representation letters delivered to us by EMC, Merger Sub and Documentum (the "Tax Representations"), and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion.

     In connection with rendering this opinion, we have also assumed (without any independent investigation or examination thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is correct without such qualification;

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Documentum, Inc.
December 18, 2003
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     3.   All facts, statements, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the Agreement and the Tax Representations) are true and correct in all respects and no actions have been (or will be) taken that are inconsistent with such positions;

     4. The Initial Merger will be consummated in accordance with the terms of the Agreement and without any waiver, breach or amendment of any covenant, condition, or other provision thereof, and the Initial Merger will be effective under applicable state law;

     5. If the Subsequent Merger is consummated, it will be consummated as currently contemplated and will be effective under applicable state law; and

     6. The Merger will be reported by EMC and the Documentum on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Code Section 368(a). In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion represents and is based upon our best judgment regarding current federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. No assurance can be given that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the qualification of the Merger as a "reorganization" as defined in Code Section 368(a). This opinion does not address any other federal tax consequence or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such

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Documentum, Inc.
December 18, 2003
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Registration Statement within the meaning of the term "experts" as used in the
Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     This opinion has been delivered to you solely for the purpose of satisfying the closing condition set forth in Section 7.1(g) of the Agreement and is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity without our prior written consent.


                                            Very truly yours,

                                            /s/ Wilson Sonsini Goodrich & Rosati

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation